FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (“First Amendment”) is made effective as of  May 29, 2009, by and between FIELDPOINT PETROLEUM CORPORATION, a Colorado corporation (the “Borrower”) and CITIBANK, N.A., a national banking association (formerly known as Citibank Texas, N.A.) (the “Lender”), as follows:

WHEREAS, Borrower and Lender entered into that certain Loan and Security Agreement (the “Agreement”) dated effective as of October 18, 2006 reflecting a Line of Credit (the “Line of Credit”) from Lender to Borrower, as evidenced by among other documents, a Promissory Note (the “Note”) dated October 18, 2006 executed by Borrower in favor of Lender in the original principal amount of $50,000,000.00 and the Agreement;

WHEREAS, Lender and Borrower have agreed to changes in the Revolving Credit Borrowing Base and the addition or amendment of certain terms and conditions of the Agreement and Loan Documents;

NOW, THEREFORE, in consideration of advances, loans, extensions of credit or other financial accommodations, now existing or hereafter made, to or for the account or benefit of the Borrower by Lender, and as an inducement therefore the parties hereto agree as follows:

1.

Borrower and Lender hereby covenant and agree that Effective as of the date hereof, the Revolving Credit Borrowing Base shall be decreased to $5,300,000, until it is redetermined pursuant to the provisions of Article III of the Agreement on or about September 1, 2009, or is otherwise adjusted pursuant to the provisions of the Agreement.

2.

Borrower and Lender hereby covenant and agree that Lender hereby agrees to waive compliance by Borrower with the provisions of Section 3.2 of the Agreement to the extent and only to the extent as was required for August 1, 2008. This waiver applies only to the matters stated in this paragraph and does not constitute a waiver of any other provisions of the Agreement or Loan Documents, nor does it constitute a waiver of the provisions of Section 3.2 of the Agreement in any instance other than that set out in this paragraph.

FIRST AMENDMENT

PAGE  OF 4

09-6299 - First Amendment to LS Agreement - Fieldpoint

3.

Borrower and Lender hereby covenant and agree that the Agreement is amended as follows:

Article I, Certain Definitions, is hereby amended by the addition of Section 1.53.5, Minimum Interest Rate:

1.53.5 Minimum Interest Rate shall mean two hundred (200) basis points in excess of the rate of interest determined by Lender in accordance with its customary procedures and utilizing such electronic or other quotation sources as it considers appropriate to be the prevailing rate per annum in effect each banking day at which deposits in United States dollars for a one month period, determined by the Lender in its sole discretion, are offered to the Lender by first class banks in the London Interbank Market shortly after 11:00 a.m. (London time) two banking days prior to the date such rate of interest shall be effective and applied to existing and future advances under the Line. At such times that the Minimum Interest Rate is in effect, the interest rate under the Agreement will be subject to daily re-pricing.

4.

Borrower and Lender hereby covenant and agree that the Agreement is further amended as follows:

Article I, Section 1.3, Applicable Prime Rate, is hereby deleted in its entirety and the following inserted in lieu thereof:

1.3 Applicable Prime Rate shall mean the greater of (i) the Prime Rate published by The Wall Street Journal (Southwest Edition) in its Money Rates column or a similar rate if such rate ceases to be published, or (ii) the Minimum Interest Rate.  Any change in the Applicable Prime Rate shall be effective as of the date of the change.

5.

Borrower and Lender hereby covenant and agree that the Agreement is further amended as follows:

Article II, Section 2.9.1, Interest Prior to Maturity, is hereby deleted in its entirety and the following inserted in lieu thereof:

2.9.1 Interest Prior to Maturity. Subject to the provisions and limitations hereof, each Revolver Loan advance hereunder shall accrue interest at: (i) the greater of the Applicable Prime Rate

FIRST AMENDMENT

PAGE  OF 4

09-6299 - First Amendment to LS Agreement - Fieldpoint

plus the Applicable Margin or (ii) the Libor Rate plus the Applicable Margin.  The Borrower shall notify the Lender in writing of the Borrower’s choice of interest rate on a particular advance simultaneously with requesting such advance. The Borrower may elect to have interest accrue at Libor plus the Applicable Margin as to any new or then outstanding Revolver Loans provided (x) there is then no Default or Event of Default, unless such Default or Event of Default has been waived in writing by the Lender, and (y) the Borrower have so advised the Lender of its election to use Libor and the Libor Period selected no later than three (3) Business Days prior to the proposed borrowing or, in the case of a Libor election with respect to a then outstanding Revolver Loan, three (3) Business Days prior to the conversion of any then outstanding Revolver Loans to Libor Loans and (z) the election and Libor shall be effective, provided, there is then no unwaived Default or Event of Default, on the fourth Business Day following said notice. No more than five (5) Libor Loans may be outstanding at any time. If no such election is timely made or can be made, then the Lender shall use the Applicable Prime Rate plus the Applicable Margin to compute interest.  Interest accruing under the rate selected by Borrower under this section will be calculated based on a calendar year of 360 days but assessed for the actual number of days elapsed during each accrual period.

6.

All terms, conditions and provisions of the Agreement and any other Loan Documents shall be and remain in full force and effect as therein written, as modified in conjunction with this First Amendment.

7.

This First Amendment may be executed by counterparts, each of which will for all purposes be deemed to be an original and shall constitute one and the same instrument.

8.

This First Amendment shall inure to the benefit of each respective parties successors and assigns.

FIRST AMENDMENT

PAGE  OF 4

09-6299 - First Amendment to LS Agreement - Fieldpoint

Executed as of the first day written above:

BORROWER:

FIELDPOINT PETROLEUM CORPORATION,

a Colorado corporation

By:

___/s/ Ray D. Reaves, Jr.__

Ray D. Reaves, Jr.

President

LENDER:

CITIBANK, N.A., a national banking association (formerly known as Citibank Texas, N.A.)

By:

__/s/ Ryan Watson___

Ryan Watson

Vice President

Acknowledged and accepted this ____ day of May, 2009 by the following Loan Parties:

BASS PETROLEUM, INC.,

a Texas corporation

By:

___/Ray D. Reaves, Jr._____

Ray D. Reaves, Jr.

President

RAYA ENERGY CORP.,

a Texas corporation

By:

___/s/ Ray D. Reaves, Jr.___

Ray D. Reaves, Jr.

President

FIRST AMENDMENT

PAGE  OF 4

09-6299 - First Amendment to LS Agreement - Fieldpoint